CONTRACT OF ACQUISITION

between

EMERITUS CORPORATION
AND
HEALTH CARE PROPERTY INVESTORS, INC.

Dated as of July _30_, 2004

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TABLE OF CONTENTS
Page
ARTICLE I. DEFINITIONS
Section 1.1   Definitions.
ARTICLE II. TERMS OF THE SALE AND LEASEBACK
Section 2.1   Acquisition
Section 2.2   Closing
Section 2.3   Conveyance.
Section 2.4   Prorations
Section 2.5   Costs and Discharge of Other Obligations
Section 2.6   Commitment Fee; Reimbursement of HCP’s Transaction Costs
Section 2.7   Nature of HCP’s Interest
Section 2.8   Earn-Out Amounts
Section 2.9   Confirmation of Gross Revenues
Section 2.10   Assumption by GE Loan and Pay-Off of Mezzanine Loan and Hamilton House Promissory Note.
Section 2.11   Adjustment Agreement
ARTICLE III. CONDITIONS TO THE OBLIGATION OF HCP TO CLOSE
Section 3.1   Compliance by Emeritus
Section 3.2   Recordation
Section 3.3   Title Insurance
Section 3.4   [Intentionally omitted]
Section 3.5   Survey
Section 3.6   Insurance
Section 3.7   Licenses, Permits, Approvals
Section 3.8   Litigation
Section 3.9   Records
Section 3.10   Representations and Warranties
Section 3.11   Master Lease, No Default
Section 3.12   Documents and Certificates
Section 3.13   Legal Opinion
Section 3.14   Material Adverse Change
Section 3.15   Non Foreign Affidavit
Section 3.16   Concurrent Closings
Section 3.17   [Intentionally Omitted]
Section 3.18   Utilities and Access
Section 3.19   Site Visits
Section 3.20   Environmental Report
Section 3.21   Physical Inspections
Section 3.22   Condemnation; Casualty
Section 3.23   Board of Directors Approval
Section 3.24   Tax Counsel Approval
Section 3.25   Appraisal
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Section 3.26   Due Diligence
Section 3.27   Master Lease Amendment
Section 3.28   Delivery of Right of First Offer Agreement
Section 3.29   Delivery of Guaranty
Section 3.30   Delivery of Amended and Restated Note (Heritage Hills)
Section 3.31   Delivery of Amendment to Loan Documents (Heritage Hills)
Section 3.32   Delivery of Painted Post Lease Amendment
Section 3.33   Damage or Destruction
Section 3.34   Payment of Mezzanine Debt
Section 3.35   Payment of Hamilton House Promissory Note
Section 3.36   Commercial Occupancy Arrangements
Section 3.37   GE Consent
ARTICLE IV. CONDITIONS TO THE OBLIGATION OF EMERITUS TO CLOSE
Section 4.1   Compliance with Agreement
Section 4.2   Representations and Warranties
Section 4.3   Concurrent Closings
Section 4.4   Master Lease Amendment
Section 4.5   Board of Directors Approval
Section 4.6   Delivery of Right of First Offer Agreement
Section 4.7   Delivery of Amendment to Loan Documents (Heritage Hills)
Section 4.8   Delivery of Painted Post Lease Amendment
Section 4.9   GE Consent
ARTICLE V. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PARTIES
Section 5.1   Representations and Warranties of Emeritus
Section 5.2   Representations and Warranties of HCP
ARTICLE VI. OBLIGATIONS OF EMERITUS
Section 6.1   Covenants of Emeritus
Section 6.2   Notification of Changes
Section 6.3   Effect Transaction
Section 6.4   Indemnification.
Section 6.5   HCP 1031 Exchange
ARTICLE VII. CONDEMNATION
Section 7.1   Condemnation
ARTICLE VIII. MISCELLANEOUS
Section 8.1   Survival
Section 8.2   Brokers
Section 8.3   Notices
Section 8.4   Attorneys’ Fees
Section 8.5   Successors and Assigns
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Section 8.6   No Waiver
Section 8.7   Severability
Section 8.8   Governing Law
Section 8.9   Entire Agreement
Section 8.10   Headings
Section 8.11   Counterparts

EXHIBIT A   -   FORM OF GUARANTY
EXHIBIT B       -   FORM OF MASTER LEASE AMENDMENT
EXHIBIT C       -   FORM OF RIGHT OF FIRST OFFER AGREEMENT
EXHIBIT D   -   FORM OF PAINTED POST LEASE AMENDMENT
EXHIBIT E       -   FORM OF AMENDED AND RESTATED NOTE (HERITAGE    HILLS)
EXHIBIT F       -   FORM OF AMENDMENT TO LOAN DOCUMENTS    (HERITAGE HILLS)
SCHEDULE 1   -   LIST OF REQUIRED CONSENTS AND APPROVALS
SCHEDULE 2       -   LIST OF LEASED PROPERTY
SCHEDULE 2.1   -   ALLOCATED BASE PURCHASE PRICE
SCHEDULE 5.1(q)   -    LIST OF COMMERCIAL OCCUPANCY ARRANGEMENTS

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CONTRACT OF ACQUISITION
This Agreement (this “Agreement”), is dated as of July _30 , 2004, and is by and between HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (“HCP”), and EMERITUS CORPORATION, a Washington corporation (“Emeritus”).
WITNESSETH:
WHEREAS Emeritus or its Affiliates hold a fee simple interest in each of the Properties (as hereinafter defined);
WHEREAS the parties hereto desire on the Closing Date (as hereinafter defined) that (i) pursuant to the terms and subject to the conditions of this Agreement, Emeritus shall transfer or cause to be transferred to HCP or its designated Affiliate, and HCP shall acquire, or cause its designated Affiliate to acquire, a fee simple interest in the Properties and (ii) that simultaneously therewith HCP, and certain Affiliates of HCP, collectively as lessor, and Emeritus, and certain Affiliates of Emeritus, collectively as lessee, shall add the Properties to the “Leased Property” of the Master Lease (as hereinafter defined) pursuant to the Master Lease Amendment (as hereinafter defined), all in accordance with the terms and conditions hereinbelow set forth;
NOW, THEREFORE, the parties hereto agree as follows:
  DEFINITIONS

    Definitions.
  As used in this Agreement, the following capitalized terms have the respective meanings set forth after them:
  Affiliate – as defined in the Master Lease.
  Allocated Base Purchase Price – shall refer, as to each Property, to the portion of the Base Purchase Price allocated to such Property as set forth on or determined pursuant to the methodology set forth on Schedule 2.1 to this Agreement.
  Allocated Minimum Rent – as defined in the Master Lease.
  Altamonte Springs Facility – the land and improvements commonly known as Stanford Centre located in Altamonte Springs, Florida, comprising the 117 unit assisted living and special care (Alzheimer’s) facility and the parcel of land described as Exhibit A–29 to the Master Lease.
  Altamonte Springs Property – the Altamonte Springs Facility together with the Personal Property (as defined in the Master Lease) related to the Altamonte Springs Facility.
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  Amended and Restated Note (Heritage Hills) – that certain Amended and Restated Secured Promissory Note dated January 26, 1996 made by HHRI, in favor of HCP, in the form attached hereto as Exhibit E, amending and restating in its entirety the Original Secured Promissory Note (Heritage Hills).
  Amendment to Loan Documents (Heritage Hills) – that certain Amendment to Loan Documents (Heritage Hills) dated as of the date hereof among HHRI, Emeritus and HCP, in the form attached hereto as Exhibit F.
  Assumption Fees – as defined in Section 2.10 below.
  Auburn (MA) Facility – the land and improvements commonly known as Lodge at Eddy Pond located in Auburn, Massachusetts, comprising the 108 unit assisted living facility and the parcel of land described as Exhibit A–34 to the Master Lease.
  Auburn (MA) Property – the Auburn (MA) Facility together with the Personal Property (as defined in the Master Lease) related to the Auburn (MA) Facility.
  Base Purchase Price – as defined in Section 2.1.
  Bozeman Facility – the land and improvements commonly known as Springmeadows located in Bozeman, Montana, comprising the 71 unit assisted living facility and the parcel of land described as Exhibit A–35 to the Master Lease.
  Bozeman Property – the Bozeman Facility together with the Personal Property (as defined in the Master Lease) related to the Bozeman Facility.
  Cedar Rapids Facility – the land and improvements commonly known as Silver Pines located in Cedar Rapids, Iowa, comprising the 72 unit residential care facility and the parcel of land described as Exhibit A–33 to the Master Lease.
  Cedar Rapids Property – the Cedar Rapids Facility together with the Personal Property (as defined in the Master Lease) related to the Cedar Rapids Facility.
  Closing – the transactions taking place on the Closing Date.
  Closing Date – July 30, 2004.
  Commercial Occupancy Arrangement – any commercial (as opposed to resident or patient) subletting, licensing or other arrangements relating to the Properties, or any of them.
  Commitment Fee Deposit – as defined in Section 2.6 hereof.
  Commitment Letter – The letter of intent dated June 25, 2004 between HCP and Emeritus setting forth the terms and conditions of the transactions contemplated herein.
  Condemnation – as defined in the Master Lease.
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  Current Master Lease – that certain Amended and Restated Master Lease dated as of September 18, 2002 by and between HCP, HCPI Trust, a Maryland real estate trust, and Texas HCP Holding, L.P., a Delaware limited partnership, as “Lessor” and Emeritus and ESC III, L.P., as “Lessee”, as amended by that certain First Amendment to Amended and Restated Master Lease dated August 31, 2003, that certain Second Amendment to Amended and Restated Master Lease dated January 26, 2004 and that certain Third Amendment to Amended and Restated Master Lease dated April 22, 2004.
  Earn-Out Amount – The product of (i) the annualized Gross Revenues for the applicable six (6) consecutive month period during the Earn-Out Period for the Earn-Out Properties times (ii) three (3), less the Allocated Base Purchase Price for the Earn-Out Properties, which product shall be rounded to the nearest Ten Thousand Dollars ($10,000); provided, however, that in no event shall the total Earn-Out Amount exceed the Maximum Earn-Out Amount. In the event an Earn-Out Amount calculated pursuant to the foregoing is less than zero, such Earn-Out Amount shall be deemed to be zero.
  Earn-Out Period – The period from the Closing Date to and until January 31, 2006.
  Earn-Out Properties – collectively, the Escondido Property, the Stockton Property, the Englewood Property, the New Port Richey Property, the Cedar Rapids Property, the Lewiston Property, the Auburn Property, the Bozeman Property, and the Puyallup Property.
  Emeritus – Emeritus Corporation, a Washington corporation.
  Emeritus Documents – collectively, this Agreement, the deeds or other instruments of conveyance with respect to the Properties, the Master Lease Amendment, the Guaranty, the Right of First Offer Agreement, the Amended and Restated Note (Heritage Hills), the Painted Post Lease Amendment and the Amendment to Loan Documents (Heritage Hills).
  Emeritus Parties – collectively, Emeritus Realty VII, LLC, a Delaware limited liability company, Emeritus Realty V, LLC, a Delaware limited liability company, ESC-Port St. Richie, LLC, a Washington limited liability company, Emeritus Realty II, LLC, a Delaware limited liability company, Emeritus Realty XIV, LLC, a Delaware limited liability company, Emeritus Realty Bozeman, LLC, a Delaware limited liability company, Emeritus Realty III, LLC, a Delaware limited liability company, and Emeritus Realty Puyallup, LLC, a Delaware limited liability company.
  Emeritus Realty –Emeritus Realty Corporation, a Nevada corporation.
  Englewood Facility – the land and improvements commonly known as River Oaks located in Englewood, Florida, comprising the 155 unit assisted living and special care (Alzheimer’s) facility and the parcel of land described as Exhibit A–30 to the Master Lease.
  Englewood Property – the Englewood Facility together with the Personal Property (as defined in the Master Lease) related to the Englewood Facility.
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  Escondido Facility – the land and improvements commonly known as Villa Del Rey Retirement located in Escondido, California, comprising the 84 unit assisted living facility and the parcel of land described as Exhibit A–27 to the Master Lease.
  Escondido Property – the Escondido Facility together with the Personal Property (as defined in the Master Lease) related to the Escondido Facility.
  Event of Default – as defined in the Master Lease.
  Exit Fee – the sum of $650,000.00, representing the “Exit Fee” payable under the GE Loan Documents in connection with the payment in full of the GE Loan; provided, however, that notwithstanding that the GE Loan shall be assumed at Closing as provided in Section 2.10 below, Emeritus shall nevertheless pay the Exit Fee to the lender under the GE Loan at Closing.
  Facilities – the Escondido Facility, the Stockton Facility, the Altamonte Springs Facility, the Englewood Facility, the New Port Richey Facility, the Cedar Rapids Facility, the Lewiston Facility, the Auburn Facility, the Bozeman Facility, the Las Vegas Facility and the Puyallup Facility.
  Fee Owner – with respect to each Property, the applicable Emeritus Party that is the fee title holder of such Property, immediately prior to the Closing.
  GE Consent - means a written consent and release from the lender under the GE Loan consenting to the assumption of the GE Loan by HCP and ESC-La Casa Grande, LLC (as defined in the Addendum hereto) (or as provided in the Addendum attached hereto, of the change of sole member in the applicable Target Companies), and setting forth (i) the entire principal balance together with all accrued and unpaid interest and other amounts outstanding under the GE Loan as of the Closing Date, (ii) the lender’s agreement to accept the payment at Closing of the Exit Fee, (iii) an agreement by the Lender for the benefit of HCP and other “Borrowers” under the GE Loan to the effect that the GE Loan may be prepaid at anytime following the Closing Date for an amount equal to the sum of (A) the then outstanding principal balance together with all accrued and unpaid interest thereon and (B) all interest which, but for the prepayment thereof, would have accrued under the GE Loan at the Interest Rate (as defined in the GE Loan Documents) from the date of prepayment to December 6, 2004, (iv) the consent of the lender to any and all of the transactions contemplated hereunder and under the Emeritus Documents, as such consent is necessary and/or required, and (v) a release by General Electric Capital Corporation, as the lender under the GE Loan Documents, of Emeritus, the applicable Lessee parties (as the same are referred to as the “Operators” in the GE Loan Documents), Emeritus Realty VII, LLC, ESC-Port St. Richie, LLC, Emeritus Realty II, LLC, Emeritus Realty XIV, LLC, Emeritus Realty Bozeman, LLC, and Emeritus Realty Puyallup, LLC from any and all liability, obligations, expenses, damages or other claims arising out of or under the GE Loan and the GE Loan Documents and any guaranty by Emeritus or an Affiliate of any of the same, but specifically excluding any obligations of the foregoing occurring prior to the Closing Date (the “GE Reserved Liabilities”). Such GE Consent shall be in form and subject to such
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  conditions as shall be acceptable to HCP and Emeritus in their reasonable discretion, as applicable.
  GE Consent Documents - means such documents and instruments as may be required by the lender under the GE Loan to be executed and delivered by HCP, Emeritus, Emeritus Realty or the Emeritus Parties in connection with or as a condition to the GE Consent, in each case in form and substance as shall be acceptable to HCP and Emeritus in their sole discretion, as applicable.
  GE Loan – that certain loan in the original principal amount of up to Sixty-Five Million Dollars ($65,000,000.00) from General Electric Capital Corporation to the Emeritus Parties pursuant to that certain Loan Agreement among General Electric Capital Corporation and the Emeritus Parties dated December 5, 2002.
  GE Loan Documents means any and all documents entered into among General Electric Capital Corporation and the Emeritus Parties in connection with the GE Loan.
  GE Reserve Accounts – as defined in the Master Lease Amendment.
  Governmental Authorities – the United States, the state, county, city and other political subdivisions in which the respective Properties are located or which exercise jurisdiction over the Properties or the construction or use of the Properties thereon for all uses contemplated by the Master Lease, and any court, administrator, agency, department, commission, board, bureau or instrumentality or any of them which exercise jurisdiction over the respective Properties or the construction or use of the Properties thereon for all uses contemplated by the Master Lease.
  Governmental Requirement – any law, ordinance, order, rule, regulation, decree or similar edict of a Governmental Authority.
  Gross Revenues – for each Earn-Out Property, “Gross Revenues” for such Earn-Out Property as defined in the Master Lease.
  Guarantor – Daniel R. Baty.
  Guaranty – The guaranty in the form of Exhibit A attached hereto of Lessee’s obligations under the Master Lease, to be executed by Guarantor on the Closing Date.
  HCP – Health Care Property Investors, Inc., a Maryland corporation.
  HCP 1031 Exchange – as defined in Section 6.5.
  HCP Accommodator – as defined in Section 6.5.
  HCP’s Legal Costs – collectively, the legal fees, expenses and disbursements to counsel incurred by HCP in connection with the preparation and negotiation of this Agreement, the other Emeritus Documents and the exhibits thereto, the review of diligence materials, documents and other information relating to the Properties and the consummation of the
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  transactions contemplated hereunder. As used herein, legal fees and expenses shall include only outside legal fees and expenses. For purposes of the foregoing, outside legal fees for attorney time shall be billed at the standard hourly rate charged by HCP’s outside counsel.
  HCP’s Transaction Costs – collectively, HCP’s Legal Costs and the other fees and expenses of and disbursements made by HCP in connection with the transactions contemplated hereby, including, without limitation, appraisal costs, engineering fees, accountants and other professional fees, environmental audits and travel expenses.
  Hamilton House Promissory Note – that certain Promissory Note dated September 18, 2002 made by Emeritus in favor of HCP, in an original principal amount of Eight Hundred Thousand Dollars ($800,000.00).
  Hazardous Substances – as defined in the Master Lease.
  HHRI – Heritage Hills Retirement, Inc., a North Carolina corporation, an Affiliate of Emeritus.
  Internal Revenue Code – Internal Revenue Code of 1986, as amended.
  Las Vegas Facility – the land and improvements commonly known as Concorde located in Las Vegas, Nevada, comprising the 103 unit assisted living facility and the parcel of land described as Exhibit A–36 to the Master Lease.
  Las Vegas Property – the Las Vegas Facility together with the Personal Property (as defined in the Master Lease) related to the Las Vegas Facility.
  Lessee – collectively, Emeritus Corporation, a Washington corporation, ESC III, L.P., a Washington limited partnership d/b/a Texas-ESC III, L.P., Emeritus Properties II, Inc., a Washington corporation, Emeritus Properties III, Inc., a Washington corporation, Emeritus Properties V, Inc., a Washington corporation, Emeritus Properties XIV, LLC, a Washington limited liability company, ESC-Bozeman, LLC, a Washington limited liability company and ESC-New Port Richey, LLC, a Washington limited liability company.
  Lessor – collectively, HCP, HCPI Trust, a Maryland real estate trust, Texas HCP Holding, L.P., a Delaware limited partnership, Emeritus Realty III, LLC, a Delaware limited liability company, Emeritus Realty V, LLC, a Delaware limited liability company and ESC-La Casa Grande, LC, a Delaware limited liability company.
  Lewiston Facility – the land and improvements commonly known as Juniper Meadows located in Lewiston, Idaho, comprising the 74 unit assisted living facility and the parcel of land described as Exhibit A–32 to the Master Lease.
  Lewiston Property – the Lewiston Facility together with the Personal Property (as defined in the Master Lease) related to the Lewiston Facility.
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  Master Lease – the Current Master Lease, or where applicable, the Current Master Lease as amended by the Master Lease Amendment.
  Master Lease Amendment – that certain Fourth Amendment to Amended and Restated Master Lease dated as of the date hereof between Lessor, as “Lessor” and Lessee, as “Lessee,” in the form attached hereto as Exhibit B.
  Maximum Earn-Out Amount – One Million Five Hundred Thousand Dollars ($1,500,000.00).
  Mezzanine Debt Note – that certain Promissory Note dated December 5, 2002 made by Emeritus Realty in favor of HCP, in an original principal amount of Sixteen Million Dollars ($16,000,000.00).
  Mezzanine Loan – that certain loan evidenced by the Mezzanine Debt Note.
  New Port Richey Facility – the land and improvements commonly known as La Casa Grande located in New Port Richey, Florida, comprising the 193 unit assisted living and special care (Alzheimer’s) facility and the parcel of land described as Exhibit A–31 to the Master Lease.
  New Port Richey Property – the New Port Richey Facility together with the Personal Property (as defined in the Master Lease) related to the New Port Richey Facility.
  Occupancy Rate – at any given time, a percentage equal to (a) the number of units located at the Earn-Out Properties that are occupied by paying residents or patients pursuant to written subleases, licenses or other arrangements permitted pursuant to the terms of the Master Lease, divided by (b) the number of total units located at the Earn-Out Properties.
  Officer’s Certificate – a certificate of Lessee signed by an officer or manager, as applicable, of Lessee, authorized to so sign by its board of directors, by-laws or by equivalent governing documents, resolutions, managers or members, as applicable.
  Original Secured Promissory Note (Heritage Hills) – that certain Secured Promissory Note dated January 26, 1996 made by HHRI in favor of HCP in the original principal amount of Three Million Nine Hundred Ninety-One Thousand One Hundred Ninety Dollars ($3,991,190.00).
  Painted Post – Painted Post, LLC, a New York limited liability company.
  Painted Post Lease Amendment – that certain Fourth Amendment to Lease dated as of the date hereof between HCP, as “Lessor,” and Painted Post, as “Lessee,” in the form attached hereto as Exhibit D.
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  Permitted Encumbrances – collectively, (i) liens for taxes, assessments and governmental charges not yet delinquent, (ii) subject to the provisions of Section 2.10 below, the GE Loan and (iii) such other title exceptions as counsel for HCP may reasonably approve.
  Person – as defined in the Master Lease.
  Primary Intended Use – as defined in the Master Lease.
  Prior Lease – that certain Master Lease among certain of the Emeritus Parties, as “Lessor,” and Emeritus Corporation, Emeritus Properties V, Inc., ESC-New Port Richey, LLC, Emeritus Properties II, Inc., Emeritus Properties XIV, LLC, ESC-Bozeman, LLC and Emeritus Properties III, Inc., as “Lessee,” dated December 5, 2002 and relating to the Properties.
  Properties – collectively, the Escondido Property, the Stockton Property, the Altamonte Springs Property, the Englewood Property, the New Port Richey Property, the Cedar Rapids Property, the Lewiston Property, the Auburn Property, the Bozeman Property, the Las Vegas Property and the Puyallup Property.
  Purchase Price – collectively, the Base Purchase Price plus any Earn-Out Amounts.
  Puyallup Facility – the land and improvements commonly known as Courtyard at the Willows located in Puyallup, Washington, comprising the 101 unit assisted living facility and the parcel of land described as Exhibit A–37 to the Master Lease.
  Puyallup Property – the Puyallup Facility together with the Personal Property (as defined in the Master Lease) related to the Puyallup Facility.
  Right of First Offer Agreement – that certain Right of First Offer Agreement between HCP and Emeritus dated as of the date hereof, in the form attached hereto as Exhibit C.
  Stockton Facility – the land and improvements commonly known as Fulton Villa located in Stockton, California, comprising the 81 unit assisted living facility and the parcel of land described as Exhibit A–28 to the Master Lease.
  Stockton Property – the Stockton Facility together with the Personal Property (as defined in the Master Lease) related to the Stockton Facility.
  Surveys – as defined in Section 3.5.
  Title Company – Chicago Title Insurance Company, with an address at 701 5th Avenue, Suite 3400, Seattle, Washington 98104.
  Title Policy – as defined in Section 3.3.
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    TERMS OF THE SALE AND LEASEBACK

      Acquisition
    . On the Closing Date, subject to the terms and conditions of this Agreement, Emeritus agrees to convey or cause to be conveyed to HCP or its designated Affiliate and HCP agrees to acquire or cause its designated Affiliate to acquire the Properties for a base purchase price equal to Eighty Three Million Five Hundred Thousand Dollars ($83,500,000.00) (the “Base Purchase Price”). Subject to the provisions of Section 2.10 below, the Base Purchase Price shall be paid by HCP in cash on the Closing Date, by wire transfer or other method acceptable to HCP and Emeritus. The Base Purchase Price shall be allocated among the Properties, and the Land, improvements, fixtures and Personal Property of such Properties as set forth on Schedule 2.1 attached hereto. The Earn-Out Amount shall be paid to Emeritus, if at all, pursuant to Section 2.8 below.

    Section 2.2
    . The Closing shall be held at the offices of Latham & Watkins LLP, 650 Town Center Drive, Suite 2000, Costa Mesa, California, or at such location as may otherwise be agreed upon by the parties. If the Closing does not take place on or prior to July 30, 2004, HCP may terminate this Agreement.
      Conveyance.
        On the Closing Date, subject to the terms and conditions of this Agreement, Emeritus shall deliver, or cause to be delivered, through the Title Company deeds to the Facilities and bills of sale to the balance of the Properties and such other instruments as shall be necessary to convey, assign or grant to HCP or its designated Affiliate good and marketable title to the Properties, in each case, free and clear of all liens, claims and encumbrances (except for Permitted Encumbrances), including, without limitation, a termination agreement in form and substance reasonably acceptable to HCP terminating the Prior Lease and any recorded memoranda relating thereto. Each party shall also execute and deliver or cause to be executed and delivered such instruments and take such actions as either party may reasonably request in order to effectuate the purposes of this Agreement.
        The deeds or other instruments of conveyance shall be sufficient to convey good title, shall be duly executed and, if requested by HCP, duly acknowledged and in recordable form. Such deeds or other instruments of conveyance shall, if applicable, include the appropriate state and/or county real estate transfer tax declaration of real estate value or other affidavit as to the tax due on gross income derived from the sale.
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        The conveyance to HCP or its designated Affiliate of the Properties on the Closing Date shall include, without limitation, with respect to each such property, all of the applicable Fee Owner’s right, title and interest in and to all equipment, machinery, fixtures and other goods (as those terms are defined in Article 9 of the Uniform Commercial Code in effect in the state in which the such Property is located (the “UCC”)), and intangible property now located in, at, upon or about, or affixed or attached to or installed in, such Property, or used in connection with or incorporated into or otherwise relating to such Property or the ownership, use, development, construction, maintenance, management, operation, marketing, leasing, occupancy, sale or financing of such Property, including furniture, furnishings, machinery, appliances, building materials and supplies, work in progress, architectural drawings, certificates of occupancy, plans and specifications, warranties and guaranties, permits, licenses, zoning rights, mineral rights, generators, boilers, furnaces, signs, electrical equipment, water tanks, heating, ventilating and air conditioning equipment, plumbing, lighting, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, built-in oxygen and vacuum systems and all other types of tangible personal property of any kind or nature, and all accessories, additions, attachments, parts, proceeds, products and repairs of or to any of such Property; provided, however, that (i) no intangible personal property relating to the trade or business operated on such Property is included herewith, including, without limitation, the following: (A) resident and/or patient agreements, (B) trade names relating to the use of such Property, (C) general corporate trademarks, service marks, logos and insignia, goodwill, accounts receivable and books and records of such Fee Owner or Emeritus, (D) health care or similar licenses for use or operation of such Property and any certificate of need or similar certificate for the use of such Property, (E) third-party provider agreements (including Medicare and Medicaid) relating to the use of such Property, (F) operating agreements for such Property, (G) proprietary software, (H) cash, and (I) bank accounts, and (ii) no inventory, vehicles, food, beverages, pharmaceuticals, or medical supplies shall be included.
        On the Closing Date, Lessor and Lessee shall enter into the Master Lease Amendment and execute and deliver to the Title Company, for recordation memoranda thereof in form and substance satisfactory to Lessor and Lessee.
        HCP and Emeritus shall execute a closing settlement statement in form and substance satisfactory to HCP and Emeritus.
      Prorations
    . With respect to each Property, there shall be no adjustment of taxes, assessments, water charges, utilities, receivables or rents, if any, premiums on existing insurance policies, if any, or any other items relating to such Property, it being understood by the parties that Lessee, as “Lessee” under the Master Lease, shall be obligated to pay the same under the terms thereof from and after the Closing Date.
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    Section 2.5Costs and Discharge of Other Obligations
    . Emeritus shall pay:
      any and all state, municipal or other documentary, transfer, stamp, sales, use or similar taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement (including, without limitation, any mortgage or intangible tax imposed in connection with the assumption of the GE Loan pursuant to Section 2.10 below), any agreement or commitment described or referred to herein or the transactions contemplated herein together with interest and penalties, if any, thereon;
      all expenses of or related to the issuance of the title insurance commitments and policies (including the costs of any survey required by HCP and the Title Company), chain of title reports, and all escrow fees and charges;
      the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein;
      any and all broker’s fees or similar fees claimed by any party acting by or on behalf of Emeritus or its Affiliates in connection with the transactions contemplated herein;
      Emeritus’ or its Affiliates’ legal, accounting and other professional fees and expenses and the cost of all instruments and documents required to be delivered, or to be caused to be delivered, by Emeritus hereunder;
      All Assumption Fees, if any, and the Exit Fee pursuant to Section 2.10 below;
      All of HCP’s Transaction Costs in excess of the Commitment Fee Deposit, as set forth in Section 2.6 below; and
      all other costs and expenses incurred in connection with the transactions contemplated hereunder.
    Commitment Fee; Reimbursement of HCP’s Transaction Costs
  . Pursuant to the Commitment Letter, Emeritus has paid to HCP a commitment fee of One Hundred Fifty Thousand Dollars ($150,000.00) (the “Commitment Fee Deposit”). If the transactions contemplated hereunder and the Exhibits hereto do not close for any reason other than by reason of (a) a breach by Emeritus of its obligations hereunder, (b) any Fee Owner selling its Property to another buyer or (c) any Fee Owner financing its Property through another financing source, the Commitment Fee Deposit will be applied against HCP’s Transaction Costs and the balance shall be refunded to Emeritus. If the transactions do not close by reason of the
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  occurrence of any of the events described in clauses (a), (b) or (c) above, then HCP shall retain the entire Commitment Fee Deposit. Notwithstanding the foregoing, in the event the transactions contemplated hereunder do not close by reason of a breach of the terms of this Agreement by HCP prior to the Closing Date, HCP will refund the total amount of the Commitment Fee Deposit to Emeritus. If the transactions contemplated hereunder and the Exhibits hereto do close, the Commitment Fee Deposit shall be applied to offset HCP’s Transaction Costs, and in the event HCP’s Transaction Costs are greater than the total amount of the Commitment Fee Deposit, Emeritus shall reimburse HCP for any excess costs so incurred. To the extent ascertainable on the Closing Date, any amount due to HCP shall be paid at the Closing. To the extent such amounts are not so ascertainable, Emeritus shall thereafter reimburse HCP promptly on demand. In the event that HCP’s Transaction Costs are less than the total amount of the Commitment Fee Deposit, HCP will reimburse Emeritus for any remaining portion of the Commitment Fee Deposit in excess of HCP’s Transaction Costs. To the extent ascertainable on the Closing Date, any amount due to Emeritus shall be paid at the Closing. To the extent such amounts are not so ascertainable, HCP shall thereafter reimburse Emeritus promptly on demand.
  Section 2.7
  . HCP is only purchasing the Properties and is acquiring and will have no interest, other than as a lessor pursuant to the Master Lease (including any security interests granted pursuant thereto), in the trade or business operated or to be operated by Emeritus, the Fee Owners or Lessee with respect to the Properties.
  Section 2.8Earn-Out Amounts
  . At Emeritus’s request, and provided (i) no Event of Default has occurred and is continuing uncured, and (ii) at any time during and prior to the expiration of the Earn-Out Period each of the following conditions shall have occurred: (A) the average Occupancy Rate of the Earn-Out Properties for any consecutive six (6) month period during the Earn-Out Period shall be equal to or greater than Eighty-Nine Percent (89%), (B) the annualized Gross Revenues for the Earn-Out Properties for such consecutive six (6) month period shall have equaled at least Twenty-Five Million Dollars ($25,000,000.00), and (C) Emeritus has caused Lessee to deliver to HCP an Officer’s Certificate setting forth the annualized Gross Revenues and average Occupancy Rate for the Earn-Out Properties for such consecutive six (6) consecutive period, then HCP shall deliver to Emeritus the Earn-Out Amount as follows:
    within forty-five (45) days following the satisfaction of each of the conditions set forth in Section 2.8 above, HCP shall calculate the Earn-Out Amount, if any for the Earn-Out Properties for the Earn-Out Period.
    unless HCP is then in good faith disputing Lessee’s Gross Revenues or average Occupancy Rate with respect to the Earn-Out Properties, within sixty (60) days following the satisfaction of each of the conditions set forth in Section 2.8 above, HCP shall pay to Emeritus the Earn-Out Amount calculated pursuant to subsection (a) above; provided, however, that HCP shall be entitled to hold back, from the payment of the Earn-Out Amount, an amount equal to the increase in Allocated
    Minimum Rent under the Master Lease for one month for the Earn-Out Properties attributable to the payment of such Earn-Out Amount. HCP shall cause Lessor to credit Lessee such holdback amount against payments of Allocated Minimum Rent for the Earn-Out Properties next coming due. Any adjustment or proration of such Allocated Minimum Rent holdback between Lessee and Emeritus shall be solely between such parties and HCP need not be concerned therewith.
  Confirmation of Gross Revenues
. HCP, at its own expense except as provided hereinbelow, shall have the right from time to time (upon reasonable prior notice) by its accountants or representatives, to review and/or audit the information set forth in the Officer’s Certificate referred to in Section 2.8 and in connection with such review and/or audit to examine Emeritus’ and Lessee’s records with respect thereto (including supporting data and sales tax returns) subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations including any duly enacted “Patients’ Bill of Rights” or similar legislation, or as may be necessary to preserve the confidentiality of the Facility-patient relationship and the physician-patient privilege. If any such review and/or audit discloses that Gross Revenues for the Earn-Out Properties during the Earn-Out Period are less than those reported by Emeritus, the revised figure for Gross Revenues shall be used to recalculate the Earn-Out Amount. Additionally, if such revised figure for Gross Revenues is more than two percent (2%) less than the Gross Revenues reported by Emeritus, then Emeritus shall pay the costs of such review and/or audit. Any proprietary information obtained by HCP pursuant to such review and/or audit shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation or arbitration proceedings between the parties and except further that HCP may disclose such information to prospective lenders or purchasers. Notwithstanding the foregoing, if (a) at any time HCP reviews and/or audits the information set forth in the Officer’s Certificate and discovers an overstatement in Gross Revenues for the Earn-Out Properties, and (b) HCP has previously paid the Earn-Out Amount based upon such overstated Gross Revenues, Emeritus shall immediately remit to HCP that portion of the previously paid Earn-Out Amount attributable to such overstatement in Gross Revenues, together with interest thereon at the Overdue Rate compounded monthly from the date when the Earn-Out Amount was paid by HCP (but without duplication of rent payable by Lessee with respect to such amounts).
  Assumption of GE Loan and Pay-Off of Mezzanine Loan and Hamilton House Promissory Note.
    Upon the Closing, HCP (or as provided in the Addendum attached hereto, the applicable Target Companies) shall take title to the applicable Properties subject to and shall assume and agree to pay and perform pursuant to the GE Consent Documents the obligations that arise under the assumed GE Loan Documents after the Closing. Emeritus shall pay (i) all charges, fees, and payments that become due or arise out of such assumption by HCP or ESC-La Casa Grande, LLC (or the Target Companies, as the case may be) of the GE Loan, including, but not limited to, all application fees, legal fees, title insurance costs, assumption fees, survey costs, mortgage or intangible taxes and other similar costs required by the lender thereunder to be paid or imposed by any taxing authority in connection therewith (collectively, the “Assumption Fees”), however, notwithstanding the foregoing, such Assumption Fees shall not include any amounts of principal, interest or prepayment penalties under or associated with the GE Loan including but not limited to any interest which will accrue, or but for the payment thereof, would have accrued under the GE Loan at the Interest Rate from the date of prepayment to December 6, 2004; and (ii) at the Closing, the Exit Fee. The entire amount outstanding under the GE Loan (including the outstanding principal balance together with all accrued and unpaid interest thereon and any other amounts owing thereunder, other than the Exit Fee which shall be paid by Emeritus at Closing) as of the Closing Date shall be credited against the Purchase Price payable by HCP to Emeritus at Closing. Notwithstanding the foregoing, however, HCP shall not assume or otherwise be entitled to and Emeritus shall not be credited with any amounts held in any GE Reserve Accounts. Rather, all such amounts held in the GE Reserve Accounts shall remain the property of Emeritus and/or such Lessee following the Closing and Lessee shall be entitled to apply the same towards operating expenses of the Properties following the Closing subject to and in accordance with the terms of the Master Lease and the assumed GE Loan Documents.
    Upon the Closing, the entire amount outstanding under the Mezzanine Loan and the Hamilton House Promissory Note shall be paid in full by Emeritus. In satisfaction thereof, the entire amount outstanding under the Mezzanine Loan and the Hamilton House Promissory Note (including the outstanding principal balance together with all accrued and unpaid interest under each and any other amounts owing thereunder) as of the Closing Date shall also be credited against the Purchase Price payable by HCP to Emeritus at Closing. Promptly upon the Closing, HCP shall return to Emeritus for the benefit of the payor thereunder the Original Hamilton House Promissory Note and Mezzanine Debt Note, each marked “paid in full”.

  Additional Emeritus Payments.
Upon the Closing, Emeritus shall pay to HCP, in addition to any Rent payable to Lessor under the Master Lease, an amount equal to $1,348,151.33. Such amount shall be credited against the Purchase Price payable by HCP to Emeritus at Closing.
ARTICLE III.CONDITIONS TO THE OBLIGATION OF HCP TO CLOSE
The obligations of HCP hereunder are subject to the following conditions. Should any condition not be fulfilled or waived on the Closing Date to the satisfaction of HCP, HCP shall, at its option, but without waiving any rights provided in this Agreement, be relieved of all obligations under this Agreement.
Section 3.1
. Emeritus, Lessee and Guarantor shall have complied or caused any applicable Affiliate to have complied with all provisions of this Agreement to be complied with by Emeritus, Lessee and Guarantor, respectively, prior to the Closing Date.
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Section 3.2
. Emeritus shall have (i) made arrangements for the deeds or other instruments of conveyance for the Properties being transferred to HCP, as well as short form memoranda of the Master Lease Amendment, to be duly recorded or filed for recordation in the manner required by the laws of the states in which the Properties are located and (ii) paid, or arranged to be paid, all costs and fees to be paid by Emeritus pursuant to Section 2.4 and 2.5, and such arrangements to be satisfactory to HCP and its counsel.
Section 3.3
. HCP shall have received commitments from the Title Company satisfactory to HCP and its counsel for policies of title insurance showing title to the Properties vested in HCP as of the Closing Date subject only to the Permitted Encumbrances (each, the “Title Policy”). The policies, when issued, shall be in current ALTA extended coverage owner’s form and shall include, to the extent available under the applicable law of the state in which the respective Property is located, endorsements 100 (no violations, etc., modified for an owner), 103.1 (for any unlocatable easements), 103.3 (for any encroaching easements), 116 (known address), 116.4 (contiguity, if applicable), 123.2 (zoning) (unless waived by HCP in its reasonable discretion), subdivision compliance and such other endorsements as HCP may reasonably require. The respective policies shall be in an amount equal to the allocated Purchase Price for each Property (i.e., the Allocated Base Purchase Price plus the Maximum Earn-Out Amount, as allocated among the Properties in HCP’s reasonable discretion), and shall insure (i) that any conditions, covenants and restrictions affecting the applicable Property have not been violated and that a future violation thereof will not result in a forfeiture or reversion of title; (ii) that all streets adjoining the applicable Property have been completed, dedicated and accepted for public maintenance and use by the appropriate governmental authorities and that the applicable Property has access to public streets; (iii) such matters with respect to local zoning ordinances, general plans and all other applicable land use regulations, private covenants, conditions and restrictions, if any, as may be reasonably required by HCP; and (iv) over and against all parties in possession except the current occupants thereof.
  [Intentionally omitted]
  Survey
. With respect to each Property, HCP shall have received, at Emeritus’ expense, and approved either (with respect to each Property, a “Survey”) (a) a final “as-built” ALTA survey of such Property completed in accordance with the Minimum Standard Detail requirements for ALTA/ACSM Land Title Surveys as jointly established and adopted by ALTA and ACSM in 1999, with such additional Table “A” survey requirements as may be required by HCP in its sole discretion, certified within thirty (30) days of the Closing Date or (b) such other form of title survey which is in form and substance satisfactory to HCP in its sole discretion. Without limiting the foregoing, such survey shall (i) be certified to HCP and the Title Company as being true and accurate, which such certification shall include the acreage of such Property
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and a statement that such Property is not located in a Flood Hazard Area; (ii) identify thereon all telephone, water, sewage, electricity, gas and other utility facilities to the points of connection; and (iii) show no encroachments onto or conflicts with any adjacent property other than pursuant to easements appurtenant to such Property or such other agreements with the affected landowner approved by HCP and which are, in turn, insured under the Title Policy. Notwithstanding the foregoing, HCP acknowledges that the condition set forth in this Section 3.5 shall be deemed satisfied in the event HCP receives a certificate or affidavit executed by a licensed surveyor, engineer officer of Emeritus or authorized representative of the Fee Owners in form and substance satisfactory to HCP and the Title Company that there have been no changes to the previous Surveys approved by and certified to HCP and the Title Company in connection with the Mezzanine Debt Note transaction.
Section 3.6
. HCP shall have received certificates of insurance fulfilling the requirements therefor set forth in the Master Lease, together with proof that any premiums therefor due on or prior to the Closing Date have been paid.
Section 3.7
. HCP shall have received evidence reasonably satisfactory to it that (i) all licenses, permits, approvals and authorizations from all Governmental Authorities required to transfer the Properties and to permit each respective Property to be used for all uses contemplated by the Master Lease, including, if issued in the applicable jurisdiction, a permanent, unconditional certificate of occupancy and all requisite licenses, including, without limitation, all applicable long-term care and related licenses, have been obtained and are in full force and effect; and (ii) the zoning ordinance governing each respective Property, permits the use of such Property (and reconstruction and resumption of use of such Property in the event of damage or destruction thereof or cessation of use thereof) for all uses contemplated by the Master Lease, on terms and conditions acceptable to HCP.
Section 3.8
. HCP shall have reviewed and approved a written disclosure of all pending or threatened litigation or governmental proceedings that affect any of the Properties or are material to Emeritus, Emeritus Realty, the Emeritus Parties and/or Lessee.
Section 3.9
. HCP shall have reviewed all operating reports, plans and specifications, leases and such other records pertaining to the Properties as HCP shall reasonably request.
Section 3.10
. The representations and warranties made by Emeritus, Emeritus Realty, the Emeritus Parties, Lessee and/or Guarantor in this Agreement and in any certificates delivered pursuant hereto or pursuant to the Emeritus Documents shall be true and correct on and as of the Closing Date as if they had been made on the Closing Date.
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Section 3.11
. No Event of Default shall exist and be continuing and no condition shall exist which, with notice or the lapse of time, or both, would constitute an Event of Default under the Master Lease on the Closing Date.
Section 3.12
. HCP shall have received and approved such corporate, limited liability, trust and other documents and certificates incident to Emeritus, Emeritus Realty, the Emeritus Parties, Guarantor, Lessee or the transactions contemplated herein or under the Master Lease as HCP or its counsel shall reasonably request.
Section 3.13
. HCP shall have received and approved an opinion of The Nathanson Group PLLC or other counsel to Emeritus, Lessee and Guarantor, dated as of the Closing Date, to the effect that:
  Emeritus, Emeritus Realty, the Emeritus Parties, and Lessee are duly organized, validly existing and in good standing in their state(s) of organization and the states in which the Properties are located; the execution and delivery of this Agreement and all other Emeritus Documents are to be executed and delivered by Emeritus, Emeritus Realty, the Emeritus Parties, and Lessee have been duly authorized; and this Agreement and all other Emeritus Documents to be executed and delivered by Emeritus, Emeritus Realty, the Emeritus Parties, Lessee and Guarantor are valid, binding and enforceable against Emeritus, Lessee and Guarantor, as applicable, in accordance with their terms, except as the enforcement of remedies may be limited by applicable creditors rights laws and governing principles of equity;
  the execution and delivery of the Emeritus Documents and the accomplishment of the transactions contemplated thereby do not and will not constitute an event of default under or violation of any applicable law, regulation, decree, order, contract, or other agreement by which Emeritus, Emeritus Realty, the Emeritus Parties, Lessee or Guarantor is or may be bound, including, but not limited to, laws and regulations governing the use of the Properties;
  Emeritus, Emeritus Realty, the Emeritus Parties, and Lessee, as applicable, have obtained all approvals and consents required by Governmental Authorities and other third parties necessary to convey, or cause to be conveyed, to HCP, the Properties, to lease the Properties from HCP, and operate the Properties, and all licenses, permits, other certificates, approvals and other authorizations from Governmental Authorities or other third parties which are necessary to permit the use of the Properties for all uses contemplated by the Master Lease, including if issued in the applicable jurisdiction, a permanent, unconditional certificate of occupancy and all requisite licenses have been obtained and are in full force and effect; and

  there are no pending or, to the best knowledge of such counsel, threatened proceedings by any Governmental Authority with respect to, or in any manner affecting, any of the Properties, and there are no pending or, to the best knowledge of such counsel, threatened proceedings with respect to, or in any manner affecting, any of the Properties or the use thereof or in which Emeritus or Lessee will be a party by reason of their contract and leasehold interests, including proceedings for or involving evictions, collections, condemnation or eminent domain, building code or zoning violations or personal injuries or property damage alleged to have occurred on any of the Properties or by reason of the construction of improvements on or the use and operation of any of the Properties.
  Material Adverse Change
    . HCP shall have received evidence satisfactory to it to the effect that no material adverse change in the financial condition, business, or prospects of (i) the Properties has occurred from March 31, 2004 to the Closing Date or (ii) Emeritus, Emeritus Realty, the Emeritus Parties, Lessee or Guarantor has occurred from March 31, 2004 to the Closing Date.
    Section 3.15
    . Emeritus and Emeritus Realty, on behalf of the Fee Owners and/or the other applicable Emeritus Parties, shall provide to HCP (a) a certificate to the effect that neither Emeritus nor Emeritus Realty is a foreign person pursuant to Section 1445(b)(2) of the Internal Revenue Code and any applicable Treasury Regulations, and (b) such other certificates as may be reasonably required by HCP to the effect that HCP is not required to withhold taxes from the payment of sales proceeds to Emeritus under any applicable state, commonwealth or local taxes.
    Section 3.16
    . HCP shall concurrently receive (a) title to the Properties on the Closing, and (b) the conveyance from the Fee Owners of all of such Fee Owners’ right, title and interest, owned, leased or otherwise in and to the personal property on the Closing Date (other than as set forth in Section 2.3(c) above).
      [Intentionally Omitted]
      Utilities and Access
    . With respect to each Property, HCP shall have satisfied itself that (a) all utilities serving such Property are adequate for the Primary Intended Use of the applicable Facility; and (b) all means of ingress and egress, parking, access to public streets and drainage facilities are or will be available to such Property and are adequate for the Primary Intended Use of the applicable Facility.
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    Section 3.19Site Visits
    . With respect to each Property, HCP shall have completed satisfactory site visits of such Property.
    Section 3.20Environmental Report
    . With respect to each Property, HCP shall have received, at Emeritus’ expense, a written report from a qualified geotechnical or engineering firm acceptable to and retained specifically by HCP, in form and substance satisfactory to HCP, concerning the presence, handling, treatment and disposal of Hazardous Substances on, in or under such Property and disclosing (a) the results of a review of prior uses of such Property disclosed by local public records, including a chain of title report from the Title Insurer, in form and substance satisfactory to HCP, showing all previous owners and lessees of such Property from 1940 to the present; (b) contacts with local officials to determine whether any records exist with respect to the disposal of Hazardous Substances on such Property; (c) if recommended by such engineering or geotechnical firm or required by HCP, soil samples and groundwater samples consistent with good engineering practice; and (d) reasonable evaluations of the surrounding areas for sensitive environmental receptors such as drinking water wells or aquifers, hospitals and schools, and evidence regarding the use and/or historical use of such areas.
    Section 3.21Physical Inspections
    . With respect to each Property, HCP shall have received and approved the physical condition of the Property including the improvements and the HVAC, electrical, plumbing and other systems, and shall have received, at Emeritus’ expense, written reports in form and substance satisfactory to HCP from one or more qualified engineering firms approved by HCP or any engineer employed by HCP to the effect that the improvements on such Property have been constructed in compliance with, and currently are in compliance with, all Governmental Requirements, including, but not limited to, the Americans With Disabilities Act, and with all restrictions of record applicable thereto which affect the use of such Property for its Primary Intended Use and for all uses contemplated under the Master Lease.
    Section 3.22Condemnation; Casualty
    . No Condemnation shall be pending or threatened with respect to a Property and no casualty shall have occurred with respect to a Property or any portion thereof.
    Section 3.23Board of Directors Approval
    . All of the terms contained in this Agreement shall have been ratified by the Board of Directors of HCP. The Board of Directors of HCP may require other terms and conditions when considering the financial condition and prospects of Emeritus, Guarantor, Lessee, any Property and other relevant matters.
      Tax Counsel Approval

    . HCP’s tax counsel shall have reviewed and approved the terms of this Agreement, the other Emeritus Documents and any other instrument, document or agreement executed in connection herewith or therewith.
    Section 3.26Appraisal
    . With respect to each Property, HCP shall have received and approved an appraisal of such Property from an appraisal firm and in form and substance satisfactory to HCP.
    Section 3.27Due Diligence
    . HCP shall be satisfied with the completion of such other due diligence items as are customary in a transaction of this type.
    Section 3.28
    . Lessee shall execute and deliver to Lessor an original of the Master Lease Amendment.
    Section 3.29
    . Emeritus shall execute and deliver to HCP an original of the Right of First Offer Agreement.
    Section 3.30
    . Guarantor shall execute and deliver to HCP an original of the Guaranty.
    Section 3.31
    . HHRI shall execute and deliver to HCP an original of the Amended and Restated Note (Heritage Hills). Promptly following HCP’s receipt of the Amended and Restated Note (Heritage Hills), HCP shall surrender to HHRI the execution original of the Original Secured Promissory Note (Heritage Hills) in HCP’s possession.

    Section 3.32
    . HHRI and Emeritus shall execute, acknowledge and deliver to HCP an original of the Amendment to Loan Documents (Heritage Hills).
    Section 3.33
    . Painted Post, as “Lessee”, and Emeritus, as “Guarantor”, shall execute and deliver to HCP an original of the Painted Post Lease Amendment.
      Damage or Destruction

    . No loss, damage, destruction or other casualty shall have occurred with respect to either Property or any portion thereof.
    Section 3.36
    . Emeritus Realty shall have paid, or will pay to HCP in accordance with Section 2.10 above, all amounts outstanding under the Mezzanine Debt Note in full.
    Section 3.37
    . Emeritus shall have paid, or will pay to HCP in accordance with Section 2.10 above, all amounts outstanding under the Hamilton House Promissory Note, including, without limitation, the Exit Interest Payment (as defined therein) in full.
    Section 3.38Commercial Occupancy Arrangements
    . For each Commercial Occupancy Arrangement set forth in Schedule 5.1(q) attached hereto, HCP shall have received, in form satisfactory to HCP and its counsel, an agreement executed by each Person which is a party to such Commercial Occupancy Arrangement which subordinates such Person’s interests therein to the interests of (i) HCP as fee owner of the Property as of the Closing Date, and (ii) Lessor, as “Lessor,” and Lessee, as “Lessee,” under the Master Lease; provided, however, that HCP shall not require such subordination agreement with respect to any Commercial Occupancy Arrangement which may be terminated upon not more than sixty (60) days notice; and provided, further, that with respect to any such Commercial Occupancy Arrangement the term of which exceeds sixty (60) days, such subordination agreement shall be delivered to HCP by Emeritus within thirty (30) days following the Closing Date. Failure by Emeritus to obtain and deliver any such subordination agreement required hereunder to HCP within such thirty (30) day period shall be deemed an Event of Default under the Master Lease.
    Section 3.39
    . HCP shall have received the executed the GE Consent and approved of all GE Consent Documents and all conditions to the effectiveness thereof in favor of the lender thereunder shall have been satisfied or waived in writing by such lender.
    ARTICLE IV.CONDITIONS TO THE OBLIGATION OF EMERITUS TO CLOSE
    The obligations of Emeritus hereunder are subject to the following conditions. Should any condition not be fulfilled to the satisfaction of Emeritus on the Closing Date, or waived by Emeritus, Emeritus shall, at its option, but without waiving any rights provided in this Agreement be relieved of all obligations under this Agreement.
      Compliance with Agreement

    . HCP shall have complied with all of the provisions of this Agreement to be complied with by HCP prior to or as of the Closing Date.
    Section 4.3
    . The representations and warranties made by HCP and Lessor in this Agreement and in any certificates delivered pursuant hereto shall be true and correct on and as of the Closing Date as if they had been made on the Closing Date.
    Section 4.4
    . HCP shall concurrently receive the conveyance of all right, title and interest, owned, leased or otherwise in and to the Properties on the Closing Date.
    Section 4.5
    . Lessor shall execute and deliver to Emeritus an original of the Master Lease Amendment.
    Section 4.6
    . All of the terms contained in this Agreement shall have been ratified by the Board of Directors of Emeritus.
    Section 4.7
    . HCP shall execute and deliver to Emeritus an original of the Right of First Offer Agreement.
    Section 4.8
    . HCP shall execute, acknowledge and deliver to Emeritus and HHRI an original of the Amendment to Loan Documents (Heritage Hills).
    Section 4.9
    . HCP shall execute and deliver to Painted Post and Emeritus an original of the Painted Post Lease Amendment.
    Section 4.10
    . Emeritus shall have received the executed GE Consent and approved of all GE Consent Documents and all conditions to the effectiveness thereof in favor of the lender thereunder shall have been satisfied or waived in writing by such lender.
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      REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PARTIES

      Representations and Warranties of Emeritus
    . Emeritus represents and warrants as follows:
      Each of Emeritus, Lessee, Emeritus Realty, the Emeritus Parties, Painted Post and HHRI is a corporation, partnership, or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its state of incorporation or formation, as applicable, and is duly qualified and authorized to do business in the states in which the Properties are located in accordance with local law. Each of Emeritus, Lessee, Emeritus Realty, the Emeritus Parties, Painted Post and HHRI has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement, the other Emeritus Documents, as applicable and all other instruments provided for herein to which it is a party and to lease from Lessor, pursuant to the Master Lease, the Properties and to carry out the applicable transactions contemplated herein.
      This Agreement has been, and on the Closing Date all other Emeritus Documents will have been, duly authorized, executed and delivered by Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI and Lessee, as applicable.
      The execution and delivery of the Emeritus Documents, compliance with the provisions thereof and the consummation of the transactions therein contemplated by Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI and Lessee will not result in (i) a breach or violation of (a) any law or governmental rule or regulation applicable to Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee now in effect; (b) any provision of the organizational documents of Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee; (c) any judgment, order or decree of any court or Governmental Authority binding upon Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee; or (d) any agreement or instrument to which Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee is a party or by which Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee is bound; (ii) the acceleration of any obligation of Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee; or (iii) the creation of any lien, claim or encumbrance (other than the Master Lease) upon the Properties.
      Other than as set forth on Schedule 1 attached hereto, no consent, approval or other authorization of, or registration, declaration or filing with, any court or Governmental Authority is required for the due execution and delivery of any of the Emeritus Documents by Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post,
      HHRI or Lessee or for the validity or enforceability of any thereof against Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee, as applicable, or for the payment of any amounts by Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee thereunder other than the recording or filing for recordation of a short form memorandum for each of the Master Lease Amendment and the deed to each of the Properties.
      There are no actions, proceedings or investigations, including, but not limited to, tax audits, pending or, to the best knowledge of Emeritus, threatened against Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee, before or by any court, arbitrator or Governmental Authority which are expected, in the reasonable judgment of Emeritus, to materially and adversely affect the financial condition or operations of Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee, or the ability of Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee to carry out the transactions contemplated herein and in the Master Lease Amendment.
      Each of Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI and Lessee is solvent and (i) has filed all tax returns which are required to be filed by it and paid all taxes which are required to be paid by it and (ii) is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under any judgment, order, decree, rule or regulation of any court, arbitrator, or Governmental Authority to which it may be subject which would, in each case or in the aggregate, adversely affect the transactions contemplated herein.
      (i) There are no underground tanks currently located on the Properties, (ii) to Emeritus’ best knowledge, the Properties have never been used for the purpose of generating, storing, disposing of, treating or transporting Hazardous Substances other than the use and storage, in accordance with applicable laws, of Hazardous Substances ordinarily used in the course of Lessee’s operations at the Properties, (iii) no Hazardous Substances are present or used, stored, treated, released from or disposed of on the Properties, other than the use and storage, in accordance with applicable laws, of Hazardous Substances ordinarily used in the course of Lessee’s operations at the Properties; (iv) no enforcement, cleanup, removal or other governmental or regulatory actions are pending or, to the best of Emeritus’ knowledge, threatened with respect to any of the Properties; (v) there is no current or, to the best of Emeritus’ knowledge, prior violation or state of noncompliance with any environmental law relating to Hazardous Substances with respect to any of the Properties; (vi) no claims have been made or, to the best of Emeritus’ knowledge, threatened by any third party with respect to any of the Properties relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or related to any Hazardous Substance; and (vii) there are no current, and, to the best of Emeritus’ knowledge, have been no, businesses engaged in the storage, treatment or disposal of Hazardous Substances on any property adjacent to any of the Properties.
      No eminent domain or condemnation proceedings are pending or, to the best knowledge of Emeritus threatened, with respect to any of the Properties.

      Other than as set forth in applicable Survey for a Property, to the best knowledge of Emeritus, none of the Properties are located within an area of special risk with respect to natural or man–made disasters or hazards, such as hurricanes, earthquakes, tropical storms, flood, nuclear risk or hazardous waste.
      There are no adverse geological or soil conditions affecting any of the Properties.
      Neither Emeritus, Emeritus Realty, the Emeritus Parties, nor any their Affiliates are retaining any interest in any land or project adjacent to or within one (1) mile of any of the Properties.
      There are no pending or, to the best knowledge of Emeritus, threatened proceedings by any Governmental Authority with respect to, or in any manner affecting, any of the Properties, or in which HCP is or will be a party by reason of its acquisition of any of the Properties, and there are no pending or, to the best knowledge of Emeritus, threatened proceedings with respect to, or in any manner affecting any of the Properties or the use thereof or in which HCP or Lessee is or will be a party by reason of their respective ownership and leasehold interests, including, but not limited to, proceedings for or involving evictions, collections, condemnation or eminent domain, building code or zoning violations or personal injuries or property damage alleged to have occurred on any of the Properties or by reason of the construction of improvements on or the use and operation of any of the Properties, or any present plan or study by any Governmental Authority which in any way challenges, affects or would challenge or affect the continued ownership or use of any of the Properties, or any street or highway servicing or adjacent to any of the Properties.
      There are no structural, electrical, plumbing, mechanical or other physical defects affecting the Properties.
      (1)
        To the best of Emeritus’ knowledge, each of the Properties and the use thereof for all uses contemplated by the Master Lease, are in material compliance with all applicable laws, regulations and ordinances, including all health, building, safety and zoning laws, regulations and ordinances;
        Local zoning ordinances, general plans and other applicable land use regulations and all private covenants, conditions and restrictions, if any, permit the transfer and use of the Properties (and reconstruction and resumption of use of the Properties in the event of damage or destruction thereof or cessation of use thereof) for the business presently conducted thereon as a matter of right for an unlimited time period, and specifically not merely as a legal nonconforming use or any other legal status which would by its terms or by operation of law limit the duration of such use or the right to rebuild and resume use of any of the Properties for all uses contemplated by the Master Lease, in the event of damage, destruction or cessation of use of any of the Properties for any reason;
        All licenses, permits, approvals and authorizations from all Governmental Authorities required to transfer the Properties and to permit each of the Properties to be used for all uses contemplated by the Master Lease, including (but not limited to), if issued in the applicable jurisdiction, a permanent, unconditional certificate of occupancy and all requisite licenses, including, without limitation, all long-term care and related licenses, have been obtained and are or will be in full force and effect on or before the Closing Date or as soon as reasonably possible thereafter;
        There are no outstanding deficiencies or work orders of any cognizant Governmental Authority requiring conformity to any applicable statute, regulation or ordinance pertaining to any of the Properties;
        None of the Properties are subject to any notice, claim, requirement or demand of any cognizant certifying agency or Governmental Authority to rework or redesign any portion of the Properties or to provide additional fixtures, equipment or inventory so as to conform to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof;
        All public utilities, including water, sewer, gas and electricity, to the extent necessary for the operation of the Properties, have been connected to the Properties and are adequate for the intended use of each of the Properties;
        All means of ingress and egress, streets, parking and drainage facilities are adequate for the use of each respective Property for all uses contemplated by the Master Lease;
        Each of Emeritus and Lessee has delivered to HCP (i) copies of its audited financial statements dated no earlier than December 31, 2003 and (ii) copies of its unaudited financial statements dated no earlier than March 31, 2004, and such financial statements are true, correct and complete in all material respects, and financial statements have been prepared from and in accordance with the books and records of Emeritus or Lessee and, such financial statements fairly present the financial position of Emeritus, Lessee, the Properties, and the results of Emeritus’, Lessee’s and the Properties’ operations at the date(s) and for the period(s) indicated;
        Since March 31, 2004, there has been no material adverse change in the financial condition of Emeritus or Lessee from that disclosed in the financial statements described in Section 5.1(n)(8) above; and

        Since March 31, 2004, there has been no material adverse change in the financial condition, business, or prospects of any of the Properties from that disclosed in the financial statements described in Section 5.1(n)(8) above.
      Neither Emeritus, Emeritus Realty, the Emeritus Parties, nor any of the officers, employees or Affiliates of Emeritus, Emeritus Realty or the Emeritus Parties has employed any broker, finder or similar agent, or entered into or will enter into any agreement with any person or firm which could result in the obligation of HCP to pay any finder’s fees, brokerage fee or commission or similar payment in connection with the execution of this Agreement or the consummation of the transactions contemplated hereunder.
      Neither this Agreement nor any certificate, statement or other document furnished or to be furnished to HCP by or on behalf of Emeritus, Emeritus Realty, the Emeritus Parties, Painted Post, HHRI or Lessee in connection with the transactions contemplated herein contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.
      Except as set forth on Schedule 5.1(q) attached hereto, there are no Commercial Occupancy Arrangements affecting the Properties (or any portion thereof), and there is no other Person in possession or occupancy of any of the Properties (or any portion thereof), except for patients or residents of the Facilities.
      HCP is not required to withhold taxes from the payment of sale proceeds to Emeritus or its Affiliates under the Internal Revenue Code or any applicable state, commonwealth, local or other tax laws.
      Neither Emeritus, Emeritus Realty nor the Emeritus Parties are a foreign person for purposes of Section 1445 of the Internal Revenue Code.
      On the Closing Date, subject to the satisfaction of all conditions to the consummation of this Agreement, there shall be no default or event of default under the GE Loan Documents, and no event or circumstance will be continuing which with notice or passage of time, or both, would constitute a default or event of default under the GE Loan Documents, and the Emeritus Parties have timely paid and performed all obligations of the “Borrower” under the GE Loan Documents required to be paid and/or performed through the Closing Date.
      The entire outstanding principal amount under the GE Loan as of the date hereof is Fifty-Six Million Five Hundred Sixty-Five Thousand Seven Hundred Ninety and 16/100 Dollars ($56,565,790.16), plus accrued interest thereon from July 1, 2004 through the date hereof at the “interest rate” provided in the GE Loan Documents. Pursuant to the terms of the GE Consent Documents, the GE Loan shall be payable in full at any time after the Closing by payment of (i) the outstanding principal balance together with all accrued and unpaid interest thereon through the date of prepayment, and (ii) all interest which, but for the payment thereof, would have accrued under the GE Loan at the Interest Rate (as defined in the GE Loan Documents) from the date of prepayment to December 6, 2004. After December 6, 2004, the GE Loan may be prepaid by the payment of the outstanding principal balance together with all accrued interest thereon through the date of payment.
    Representations and Warranties of HCP
      . HCP represents and warrants as follows:
        Each of HCP and Lessor is a corporation, trust or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and is or will be on the Closing Date duly qualified and authorized to do business in the states in which the Properties are located in accordance with local law. Each of HCP and Lessor has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement and all other instruments provided for herein to which it is a party and to acquire from and lease to Lessee (pursuant to the Master Lease), the respective Properties and to carry out the transactions contemplated herein.
        This Agreement has been, and all other Emeritus Documents to be delivered by HCP or Lessor pursuant to this Agreement on or before the Closing Date, will have been, duly authorized, executed and delivered by HCP and Lessor.
        Neither HCP, Lessor nor any of their respective officers, employees or affiliates has employed any broker, finder or similar agent or entered into or will enter into any agreement with any person or firm which could result in the obligation of Emeritus, its Affiliates, or HCP to pay any finder’s fee, brokerage fee or commission or similar payment in connection with the execution of this Agreement or the consummation of the transactions contemplated herein.
      OBLIGATIONS OF EMERITUS

        Covenants of Emeritus
          . Prior to the Closing Date, Emeritus shall (and shall cause each Fee Owner, as applicable to):
            not amend any material agreement or other instrument related to any of the respective Properties (including, without limitation, the GE Loan Documents) or their respective businesses to which it is a party or by which it or any of the respective Properties may be bound;
            pay or cause to be paid all income, property, sales and withholding taxes and all ad valorem and other taxes upon the respective Properties and businesses operated with respect to the respective Properties as they become due but only to the extent that Emeritus is responsible therefor and/or to the extent that nonpayment would result in a lien for other than current property taxes and pay and perform and cause to be paid and performed all obligations of the “Borrower” under the GE Loan to be paid and/or performed through the Closing Date;
            not dispose of or encumber any of the Properties;
            not enter into or assume any contract, agreement, obligation, lease, license or commitment related to any of the respective Properties except in the ordinary course of business or as contemplated herein;
            not do any act or omit any act which would cause a breach of any contract, commitment or obligation which would have a material adverse affect on any of the respective Properties;
            promptly advise HCP in writing of any material adverse change in its financial position, assets or earnings, or in the financial position, assets or earnings of any of the respective Properties;
            not amend, terminate or waive any right related to any of the respective Properties or its or their respective businesses; provided, however, that nothing herein shall preclude Emeritus or any applicable Fee Owner from making such termination as may be necessary to deliver title to the respective Properties to HCP in accordance with the terms hereof;
            not commit to make any Capital Additions (as defined in the Master Lease) to the respective Properties without the prior written approval of HCP;
            afford the officers, attorneys, accountants, and other authorized representatives of HCP access during normal business hours to the respective Properties and to their books and records related to the transactions contemplated herein in order to afford HCP such opportunity of review, examination and investigation as HCP shall desire to make of the respective Properties and permit HCP to make extracts from, and take copies of, such books and records as may be reasonably necessary for such purposes;
            give all notices to Governmental Authorities required by law for the transfer of the respective Properties; and
            take all action as may be necessary to comply promptly with any and all rules, regulations or orders of any Governmental Authority affecting the respective Properties, including orders of any board of fire underwriters or other similar bodies in connection with the making of repairs and alterations, and promptly, and in no event later than seventy–two (72) hours from the time of its receipt, notify HCP of all such orders and requirements.
          Notification of Changes

            . At any time at or prior to the Closing Date, Emeritus shall promptly notify HCP of (i) any change in the condition of the respective Properties or any contiguous or neighboring property which could have a material adverse effect on any of the respective Properties, Emeritus, the Fee Owners, Lessee or HCP, or (ii) any event or circumstance of which Emeritus becomes aware which makes any representation or warranty of Emeritus contained herein untrue or misleading, or any covenant of HCP under this Agreement or the Master Lease incapable or less likely of being performed, it being understood that the obligation to provide notice to HCP under this Section shall in no way relieve Emeritus of any liability for a breach by Emeritus of any of their representations, warranties or covenants contained herein or in the Master Lease, it being further understood and agreed that Emeritus shall have no liability to HCP for a breach hereof in the event HCP receives written notification from Emeritus with respect to such breach and HCP elects to consummate the transactions provided for herein notwithstanding the existence of such breach.
            Section 6.4
            . Emeritus shall take all actions necessary or desirable to effect the transactions contemplated herein.
              Indemnification.
                Emeritus unconditionally and irrevocably indemnifies and agrees to defend and hold harmless HCP from and against any and all loss, cost or expense, including reasonable attorneys’ fees, arising from (i) the material breach or violation of any representation or warranty of Emeritus contained herein; (ii) the failure of Emeritus to satisfy or perform any covenant or other provision contained herein; (iii) any material violations of any covenant, condition or restriction affecting any of the Properties; (iv) any encroachments of buildings or other improvements onto adjoining lands or onto easements or licenses or rights–of–way located on any of the Properties which is not a Permitted Encumbrance; (v) the presence or existence of any Hazardous Substance on, in or under any of the Properties; (vi) any claims made against HCP by any third party arising out of the transactions contemplated in this Agreement which claims are not the result of a breach of HCP’s representation and warranties or covenants hereunder; and (vii) the GE Loan and the GE Loan Documents prior to the Closing Date.
                HCP unconditionally and irrevocably indemnifies and agrees to defend and hold harmless Emeritus, Emeritus Realty and the Emeritus Parties (other than the Target Companies) from and against any and all loss, cost or expense, including reasonable attorneys’ fees, arising from (i) the material breach or violation of any representation or warranty of HCP contained herein; (ii) the failure of HCP to satisfy or perform any covenant of HCP or other provision with respect to HCP’s obligations contained herein; and (iii) if, and only if, the GE Consent Documents do not otherwise release Emeritus, Emeritus Realty and the Emeritus Parties (other than the Target Companies) from liability under the GE Loan Documents from and after the Closing Date (other than for the GE Reserved Liabilities), the GE Loan and the GE Loan
                Documents as of and following the Closing Date (other than for the GE Reserved Liabilities).
              HCP 1031 Exchange
            . HCP may elect to purchase the Properties in the form of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (“HCP 1031 Exchange”). In the event that HCP shall so elect, HCP shall give written notice to Emeritus and Escrow Holder of such election prior to the Closing and shall identify the accommodation party (the “HCP Accommodator”) selected by HCP to facilitate the HCP 1031 Exchange. If the HCP Accommodator is so designated, HCP shall cause the HCP Accommodator (i) to acquire title to the Property at or before Closing and (ii) to transfer title in the Properties to HCP at the Closing for the Base Purchase Price. Emeritus shall reasonably cooperate (and cause the Fee Owners to reasonably cooperate) with any such HCP 1031 Exchange, including executing and delivering such additional documents as may be requested by HCP; provided, however, that neither Emeritus nor the Fee Owners shall be required to incur any additional liabilities or financial obligation as a consequence of any of the foregoing exchange transactions. HCP hereby indemnifies and holds Emeritus and the Fee Owners harmless from any liabilities to which Emeritus may be exposed due to any participation by Emeritus or the Fee Owners in such a HCP 1031 Exchange transaction. The parties acknowledge that the HCP 1031 Exchange shall not be construed as a condition to Closing.
              CONDEMNATION

                Condemnation
              . In the event that prior to the Closing all or any portion of the Properties becomes the subject of a Condemnation proceeding, Emeritus shall immediately notify HCP thereof in writing and HCP may (i) elect to proceed with the transactions contemplated herein, in which event HCP shall be entitled to reduce the acquisition price by an amount equal to any award or payment received or receivable by Emeritus or any Fee Owner as a result of such condemnation and Emeritus or such Fee Owner, as applicable, shall be entitled to retain such award; or (ii) elect to terminate this Agreement with respect to the Property which has become the subject of such Condemnation proceeding, in which event neither Emeritus nor HCP shall have any rights or obligations hereunder with respect thereto, the Base Purchase Price shall be reduced by the portion of the Allocated Base Purchase Price formerly attributable to such Property and the Master Lease shall be amended to remove such Property from the Master Lease.
                MISCELLANEOUS

                  Survival
                . All agreements, representations and warranties made by Emeritus and HCP herein and in all certificates and other instruments delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the delivery of the deed to each of the Properties.
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                Section 8.2
                . Emeritus shall be solely responsible for, and shall indemnify and hold HCP harmless from and against any and all claims for, any real estate commissions, leasing fees or similar fees arising out of or in any way relating to the purchase, sale or lease of the Properties, except in the event of breach of HCP’s representation and warranty in Section 5.2(c) hereof.
                Section 8.3
                . All notices, demands and other communications hereunder shall be in writing and delivered in accordance with the provisions therefor set forth in the Master Lease.
                Section 8.4
                . If HCP or Emeritus brings an action or other proceeding against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Agreement, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable attorneys’ fees incurred therein.
                Section 8.5
                . This Agreement shall be binding upon HCP and Emeritus and their respective successors and assigns; provided, however, that the rights or the obligations of Emeritus hereunder may not be assigned or delegated without the prior written consent of HCP, which such consent may be granted or withheld in HCP’s sole and absolute discretion.
                Section 8.6
                . Except as otherwise specifically provided herein, no delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by HCP or Emeritus of a breach of any covenant of this Agreement, shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.
                Section 8.7
                . In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and the remainder of the Agreement shall be valid and enforceable.
                Section 8.8
                . This agreement shall be governed by, and construed in accordance with, the laws of the State of California except to the extent the laws of the states in which the Properties are located necessarily govern.
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                Section 8.9
                . This Agreement, together with the other Emeritus Documents, the exhibits thereto and such other documents as are contemplated hereunder or thereunder, (a) constitutes the entire agreement of the parties with respect to the subject matter hereof, (b) may not be changed or modified except by an agreement in writing signed by the parties, and (c) supercede the terms of the Commitment Letter.
                Section 8.10
                . All titles and headings to sections, subsections, paragraphs or other divisions of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto. “Including” shall mean including, without limitation, and other phrases of similar intent.
                Section 8.11
                . This Agreement may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

                [Signature Page Follows]

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                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written by their respective duly authorized officers.

                HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation
                By:   /s/ Edward J. Henning
                Name: Edward J. Henning
                Its: Senior Vice President
                                                EMERITUS CORPORATION,
                                                a Washington corporation

                                                   By: /s/ William M. Shorten
                                                Name: William M. Shorten
                                          Its:  Director of Real Estate Finance

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                EXHIBIT A

                FORM OF GUARANTY

                [See attached]
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                EXHIBIT B
                FORM OF MASTER LEASE AMENDMENT

                [See attached]
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                EXHIBIT C
                FORM OF RIGHT OF FIRST OFFER AGREEMENT

                [See attached]
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                EXHIBIT D
                FORM OF PAINTED POST LEASE AMENDMENT

                [See attached]
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                EXHIBIT E
                FORM OF AMENDED AND RESTATED NOTE (HERITAGE HILLS)

                [See attached]
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                EXHIBIT F
                FORM OF AMENDMENT TO LOAN DOCUMENTS (HERITAGE HILLS)
                [See attached]

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                SCHEDULE 1
                LIST OF REQUIRED CONSENTS AND APPROVALS

                None.

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                SCHEDULE 2
                LIST OF LEASED PROPERTY

                [See attached]
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                SCHEDULE 2.1
                ALLOCATED BASE PURCHASE PRICE
                [See attached]

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                SCHEDULE 5.1(q)
                COMMERCIAL OCCUPANCY ARRANGEMENTS
                [See Attached]

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